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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                                              Names under
                                                                                 which
  Name of                                                                   Subsidiary does
 Subsidiary                State of incorporation                              business
 ----------                ----------------------                           ---------------
nFront, Inc.                      Georgia                                   Digital Insight